Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-38850



                           PROSPECTUS SUPPLEMENT NO. 2
                     (to prospectus dated September 8, 2000)


                                 242,876 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock


     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated September 8, 2000 relating to the potential offer and sale from time to time of up to 242,876 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated September 8, 2000, including any supplements or amendments to such prospectus.

     The table below reflects the transfer by ESAA Associates Limited Partnership, which is no longer a Selling Stockholder, of an aggregate of 4,850 units to the following persons or entities in the amounts listed opposite their names:

               --------------------------------------------------------
               Arnold Y. Aronoff                                1,593
               --------------------------------------------------------
               Edward R. Schulak                                1,617
               --------------------------------------------------------
               Daniel J. Aronoff                                562
               --------------------------------------------------------
               Lynn E. Aronoff                                  539
               --------------------------------------------------------
               Jane Schulak                                     539
               --------------------------------------------------------


                      Number of shares and units owned         Number of shares
Name                        before the offering                 offered hereby
----                -------------------------------------      ---------------
Arnold Y. Aronoff                       7,955                    1,593 (3)
Edward R. Schulak                       8,073                    1,617 (3)
Daniel J. Aronoff                       2,809                    562 (3)
Lynn E. Aronoff                         2,690                    539 (3)
Jane Schulak                            2,690                    539 (3)


            The date of this prospectus supplement is June 15, 2001.